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A PARTNERSHIP OF                 JONES, JENSEN                   MEMBERS
PROFESSIONAL CORPORATIONS          & COMPANY               AMERICAN INSTITUTE OF
R. Gordon Jones, CPA, PC        ----------------           CERTIFIED PUBLIC
Mark F. Jensen, CPA, PC    CERTIFIED PUBLIC ACCOUNTANTS    ACCOUNTANTS
                                                           UTAH ASSOCIATION OF
                                                           CERTIFIED PUBLIC
                                                           ACCOUNTANTS
                                                           SEC PRACTICE SECTION
                                                           PRIVATE COMPANIES
                                                           PRACTICE SECTION
                                                           INDEPENDENT
                                                           ACCOUNTANTS
                                                           INTERNATIONAL

July 19, 1996


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our audit report dated February 13, 1996 (and to all referenced to our Firm) included in the Form 10K-SB and incorporated by reference in the Form S-8 registration statement of Net Telecommunications, Incorporated (Formerly Silver Ledge, Inc.).


/s/  Jones, Jensen & Company